Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (S-8 No. 033-79720, No. 033-79722, No. 033-94768, No. 333-05613, No. 333-05615 and No. 333-109767 and Forms S-3 No. 333-114760 and 333-110581) of our report dated February 17, 2004, with respect to the consolidated financial statements of Point Therapeutics, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

May 28, 2004